                                                                   EXHIBIT 10.4

                              CRITICAL PATH, INC.


                            SERIES B PREFERRED STOCK
                               PURCHASE AGREEMENT


                               September 11, 1998

                               TABLE OF CONTENTS
                               -----------------

                                                                  Page
                                                                  ----

   SECTION 1  Purchase and Sale of Stock.........................   1
        1.1   Sale and Issuance of Series B Preferred Stock......   1
        1.2   Closing; Delivery..................................   1
        1.3   Subsequent Sale of Series B Preferred Stock........   1

   SECTION 2  Representations and Warranties of the Company......   2
        2.1   Organization; Good Standing; Qualification.........   2
        2.2   Authorization......................................   2
        2.3   Valid Issuance of Preferred and Common Stock.......   3
        2.4   Governmental Consents..............................   3
        2.5   Capitalization and Voting Rights...................   3
        2.6   Subsidiaries.......................................   4
        2.7   Contracts and Other Commitments; Indebtedness......   4
        2.8   Related-Party Transactions.........................   5
        2.9   Registration Rights................................   5
        2.10  Permits............................................   6
        2.11  Compliance With Other Instruments..................   6
        2.12  Litigation.........................................   6
        2.13  Title to Property and Assets; Leases...............   6
        2.14  Financial Statements...............................   7
        2.15  Changes............................................   7
        2.16  Patents and Trademarks.............................   8
        2.17  Manufacturing and Marketing Rights.................   9
        2.18  Employees; Employee Compensation...................   9
        2.19  Labor Agreements and Actions.......................   9
        2.20  Confidentiality and Assignment of Inventions
              Agreements.........................................  10
        2.21  Tax Returns, Payments and Elections................  10
        2.22  Section 83(b) Elections............................  10
        2.23  Minute Books.......................................  11
        2.24  Disclosure.........................................  11
        2.25  Offering...........................................  11
        2.26  Business Plan......................................  11
        2.27  Environmental and Safety Laws......................  11
        2.28  Corporate Documents................................  11
        2.29  Insurance..........................................  12
        2.30  Real Property Holding Company......................  12
        2.31  Brokers............................................  12
        2.32  Significant Customers and Suppliers................  12

  SECTION 3   Representations and Warranties of the Investors....  12
        3.1   Authorization......................................  12
        3.2   Purchase Entirely for Own Account..................  12
        3.3   Reliance Upon Investors' Representations...........  13
        3.4   Receipt of Information.............................  13

                                                                  Page
        3.5   Investment Experience..............................  13
        3.6   Accredited Investor................................  13
        3.7   Restricted Securities..............................  13
        3.8   Legends............................................  13


   SECTION 4  Conditions of Investors' Obligations at Closing....  14
        4.1   Representations and Warranties.....................  14
        4.2   Performance........................................  14
        4.3   Compliance Certificate.............................  14
        4.4   Qualifications.....................................  14
        4.5   Proceedings and Documents..........................  14
        4.6   Board of Directors.................................  15
        4.7   Investors' Rights Agreement........................  15
        4.8   Co-Sale Agreement..................................  15
        4.9   Voting Agreement...................................  15
        4.10  Opinion of Company Counsel.........................  15
        4.11  Restated Articles..................................  15
        4.12  Confidentiality and Assignment of Inventions
              Agreements.........................................  15
        4.13  Letter of Intent with E*TRADE Group, Inc...........  15

   SECTION 5  Conditions of the Company's Obligations at Closing.  15
        5.1   Representations and Warranties.....................  15
        5.2   Qualifications.....................................  16
        5.3   Restated Articles..................................  16

   SECTION 6  Miscellaneous......................................  16
        6.1   Entire Agreement...................................  16
        6.2   Survival of Warranties.............................  16
        6.3   Successors and Assigns.............................  16
        6.4   Governing Law......................................  16
        6.5   Counterparts.......................................  16
        6.6   Titles and Subtitles...............................  16
        6.7   Notices............................................  17
        6.8   Finders' Fees......................................  17
        6.9   Expenses...........................................  17
        6.10  Attorneys' Fees....................................  17
        6.11  Amendments and Waivers.............................  17
        6.12  Severability.......................................  18
        6.13  California Corporate Securities Law................  18
        6.14  Effect of Amendment or Waiver......................  18
        6.15  Rights of Investors................................  18
        6.16  Exculpation Among Investors........................  18
        6.17  Aggregation of Stock...............................  19

Schedule A     -     List of Investors
Schedule 2.5   -     Outstanding Common Stock
Exhibit A      -     Amended and Restated Articles of Incorporation
Exhibit B      -     Schedule of Exceptions
Exhibit C      -     Amended and Restated Investors' Rights Agreement
Exhibit D      -     Amended and Restated Right of First Refusal and
                     Co-Sale Agreement
Exhibit E      -     Amended and Restated Voting Agreement
Exhibit F      -     Opinion of Pillsbury Madison & Sutro LLP
Exhibit G      -     Letter of Intent

                              CRITICAL PATH, INC.
                              -------------------

                            SERIES B PREFERRED STOCK
                            ------------------------

                               PURCHASE AGREEMENT
                               ------------------


          THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 11th day of September, 1998, by and between CRITICAL PATH, INC., a California corporation (the "Company"), and each of the persons listed on Schedule A hereto, each of which is herein referred to as an "Investor."

           The parties hereby agree as follows:

                                   SECTION 1
                                   ---------

                           Purchase and Sale of Stock
                           --------------------------

           1.1  Sale and Issuance of Series B Preferred Stock.

           (a) The Company shall adopt and file with the Secretary of State of California on or before the Closing (as defined below) Amended and Restated Articles of Incorporation in the form attached as Exhibit A (the "Restated Articles").

           (b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to each Investor, severally and not jointly, at the Closing that number of shares of the Company's Series B Preferred Stock set forth opposite each Investor's name on Schedule A hereto at a price of $1.9373 per share. The shares of Series B Preferred Stock issued to the Purchasers pursuant to this Agreement shall be hereinafter referred to as the "Shares."

           1.2  Closing; Delivery.

           (a) The purchase and sale of the Shares shall take place at the offices of Pillsbury Madison & Sutro LLP, 2550 Hanover Street, Palo Alto, California, at 2:00 p.m. on September 11, 1998, or at such other time and place as the Company and Investors acquiring in the aggregate more than half the Shares to be sold hereunder shall mutually agree, either orally or in writing (which time and place are designated as the "Closing").

           (b) At the Closing, the Company shall deliver to each Investor a certificate representing the Shares that such Investor is purchasing against payment of the purchase price therefor by check or wire transfer.


           1.3  Subsequent Sale of Series B Preferred Stock.

           (a) If less than all of the authorized number of shares of Series B Preferred Stock are sold at the Closing, for a period of thirty (30) days thereafter (the "Subsequent

Period") the Company may sell up to the balance of the authorized but unissued Series B Preferred Stock to such persons as are approved by the Company's Board of Directors and who meet the suitability requirements set forth in Section 3.6 hereof at the same price per share as the Series B Preferred Stock purchased and sold at the Closing (each a "Subsequent Closing"). Any such sale shall be upon the same terms and conditions as those contained herein, and such persons or entities shall become parties to this Agreement, the Amended and Restated Investors' Rights Agreement in the form attached as Exhibit C (the "Investors' Rights Agreement"), the Amended and Restated Right of First Refusal and Co-Sale Agreement in the form attached as Exhibit D (the "Co-Sale Agreement") and the Amended and Restated Voting Agreement in the form attached as Exhibit E (the "Voting Agreement") (collectively the "Other Agreements"), and shall have the rights and obligations of an Investor hereunder and thereunder.

           (b) In the event that less than all of the authorized number of shares of Series B Preferred Stock are sold during the Subsequent Period, the Investors shall have the right during a period of ten (10) days following the Subsequent Period to purchase their pro rata share of the shares of Series B Preferred Stock which have been authorized in the Restated Articles but not sold as of the expiration of the Subsequent Period.

                                   SECTION 2
                                   ---------

                 Representations and Warranties of the Company
                 ---------------------------------------------

           The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions furnished to each Investor and attached hereto as Exhibit B, specifically identifying the relevant subsection(s) hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder and shall be deemed disclosed under and incorporated into any other subsection of the Agreement where such disclosure would be appropriate.

           2.1 Organization; Good Standing; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all requisite corporate power and authority to own, lease, license and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement and the Other Agreements, to issue and sell the Shares and the Common Stock issuable upon conversion thereof, and to carry out the provisions of this Agreement, the Other Agreements and the Restated Articles. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

           2.2 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Other Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares and the Common Stock issuable upon conversion thereof has been taken or will be taken prior to the Closing, and this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement and the Voting Agreement, when executed and delivered, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except
(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable laws.

           2.3 Valid Issuance of Preferred and Common Stock. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of liens, charges, encumbrances and restrictions on transfer other than restrictions on transfer under this Agreement and the Other Agreements and applicable state and federal securities laws. The Common Stock issuable upon conversion of the Shares has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Articles, will be duly and validly issued, fully paid and nonassessable, and will be free of liens, charges, encumbrances and restrictions on transfer other than restric tions on transfer under this Agreement, the Other Agreements and under applicable state and federal securities laws. The Shares and the Common Stock issuable on conversion thereof are not subject to any preemptive rights or rights of first refusal or other similar right.

           2.4 Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery or performance of this Agreement, the offer, sale or issuance of the Shares by the Company or the issuance of Common Stock upon conversion of the Shares, except (a) the filing of the Restated Articles with the Secretary of State of the State of California, (b) the filing of Form D pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), which filing will be effected within fifteen
(15) days of the Closing, and (c) such filings as have been made prior to the Closing, except any notices of sale required to be filed with applicable federal and state agencies, which will be timely filed within the applicable periods therefor.

           2.5 Capitalization and Voting Rights. The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

           (a) Preferred Stock. 43,139,301 shares of preferred stock (the "Preferred Stock"), 29,234,743 shares of which have been designated Series A Preferred Stock (the "Series A Preferred Stock"), 27,987,803 of which are issued and outstanding immediately prior to the Closing, and 13,904,558 shares of which have been designated Series B Preferred Stock, none of which is issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Series A Preferred Stock and the Series B Preferred Stock will be as stated in the Restated Articles.

           (b) Common Stock. 75,000,000 shares of common stock (the "Common Stock"), of which 14,723,264 shares are issued and outstanding. The outstanding shares of Common Stock are owned by the shareholders in such numbers as set forth in Schedule 2.5 attached hereto.

           (c) The outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

           (d) The Company has reserved 43,139,301 shares of Common Stock for issuance upon conversion of the Preferred Stock. Except for (i) the conversion privileges of the Series A Preferred Stock and the Series B Preferred Stock,
(ii) the rights provided in Section 2.3 of the Investors' Rights Agreement,
(iii) warrants to purchase 250,000 shares of Common Stock, (iv) warrants to purchase 499,988 shares of Series A Preferred Stock issued in connection with the purchase of convertible promissory notes, (v) warrants to purchase 746,952 shares of Series A Preferred Stock issued in connection with equipment lease financing, (vi) warrants to purchase 1,129,045 shares of Series B Preferred Stock, and (vii) currently outstanding options to purchase 7,222,000 shares of Common Stock granted pursuant to the Company's 1998 Stock Plan (the "Plan") and the shares reserved for issuance upon exercise thereof, there are not outstanding any options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements for the purchase or acquisition from the Company, or to the Company's knowledge, from any holders of its securities, of any shares of its capital stock. The Company has reserved an aggregate of 13,426,606 shares of its Common Stock for purchase upon exercise of options under the Plan, of which options to purchase 7,222,000 shares of Common Stock are issued and outstanding (net of options to purchase 1,765,000 shares that have been returned to the Plan as of the Closing), and 5,239,500 options remain available for future grant as of the Closing. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company, except as set forth in the Voting Agreement.

           2.6 Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any other corporation, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

           2.7  Contracts and Other Commitments; Indebtedness.

           (a) Except for agreements explicitly contemplated hereby and by the Investors' Rights Agreement, the Co-Sale Agreement and the Voting Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

           (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $25,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than the license of the Company's software and products in the ordinary course of business), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or service, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

           (c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $50,000 in the aggregate, except as set forth in the Financial Statements described in Section 2.14 hereof; (iii) made any loans or advances to any person, other than ordinary advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

           (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

           2.8 Related-Party Transactions. No employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than in connection with expenses incurred in the ordinary course of business. To the Company's knowledge, none of such persons has any direct or indirect ownership in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own, or have rights to acquire, not more than five percent (5%) of the outstanding stock in publicly traded companies that may compete with the Company. To the Company's knowledge, no officer or director or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company.

           2.9 Registration Rights. Except as provided in the Investors' Rights Agreement, the Company is presently not obligated and has not granted or agreed to grant any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

           2.10 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

           2.11 Compliance With Other Instruments. The Company is not in violation or default in any material respect of any provision of its Restated Articles or Bylaws or in any material respect of any provision of any mortgage, agreement, instrument or contract to which it is a party or by which it is bound, or to the best of its knowledge, of any foreign or domestic, federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company. The execution, delivery and performance by the Company of this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement and the Voting Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company.

           2.12 Litigation. There is no action, suit, proceeding or investigation pending, or to the best of the Company's knowledge, currently threatened against the Company nor, to the best of the Company's knowledge, is there a basis for the foregoing, including, without limitation, any that questions the validity of this Agreement or the Other Agreements or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby. The foregoing includes, without limitation, any action, suit, proceeding or investigation pending or currently threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company currently intends to initiate.

           2.13 Title to Property and Assets; Leases. Except (a) for liens for current taxes not yet delinquent, (b) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (c) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation, or
(d) for minor defects in title, none of which, individually or in the aggregate, materially adversely affects the Company's rights in or interferes with the use of such property, the Company owns its property and assets free and clear of all mortgages, liens, claims and encumbrances. With respect to the property and assets it leases or licenses, the Company is in compliance with such leases or licenses and, to the best of its knowledge, holds a valid leasehold interest or license free of any liens, claims or encumbrances subject to clauses (a)-(d) above.

           2.14 Financial Statements. The Company has made available to each Investor its audited balance sheet as of December 31, 1997 and its audited income statement for the year ended December 31, 1997 and its unaudited balance sheet and income statement as of and for the seven (7) month period ended July 31, 1998 (collectively the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition of the Company as of the dates indicated therein. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to July 31, 1998 and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial

Statements, which, in both cases, individually or in the aggregate do not exceed $50,000. The Company is not a guarantor or indemnity of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

           2.15  Changes.  Since July 31, 1998, there has not been:

           (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

           (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

           (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

           (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

           (e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

           (f) any material change in any compensation arrangement or agreement with any employee;

           (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

           (h) any resignation or termination of employment of any key officer of the Company; and the Company, to its knowledge does not know of the impending resignation or termination of employment of any such officer;

           (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

           (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

           (k) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

           (l) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

           (m) to the best of the Company's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted); or

           (n) any arrangement or commitment by the Company to do any of the things described in this Section 2.15.

           2.16 Patents and Trademarks. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without, to the best of the Company's knowledge, conflict with, or infringement of the rights of, others. Except for agreements with its own employees or consultants, substantially in the form referenced in Section 2.18 below, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company, other than those which have been assigned to the Company.

           2.17 Manufacturing and Marketing Rights. The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products.

           2.18  Employees; Employee Compensation.

           (a) To its knowledge, the Company has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To the Company's knowledge, no employee of the Company is or will be in violation of any judgment, decree or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company or to the use by the employee of his or her best efforts with respect to such business. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement including any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

           (b) The Company has provided to the Investors a list identifying all current directors, officers, employees, independent contractors and consultants of the Company. Each of the Company's employees and consultants is fully authorized to work in the United States without limitation as to time or place. The employment of each of the Company's employees is "at will" employment. The Company does not have any obligation (i) to pro vide any particular form or period of notice prior to termination, or (ii) to pay any of such employees any severance benefits in connection with his or her termination of employment or service. The Company has not entered into any consulting agreements with any employee or consultant who owes services to or is owed compensation by the Company for services provided in excess of $25,000.

           2.19 Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the best of the Company's knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

           2.20 Confidentiality and Assignment of Inventions Agreements. Each employee and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Investors. The Company, after reasonable investigation, is not aware that any of its employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation. All consultants to or vendors of the Company with access to confidential information of the Company are parties to a written agreement substantially in the form or forms provided to counsel for the Investors under which, among other things, each such consultant or vendor is obligated to maintain the confidentiality of confidential information of the Company. The Company, after reasonable investigation, is not aware that any of its consultants or vendors are in violation thereof, and the Company will use its best efforts to prevent any such violation.

           2.21 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as an S corporation or a collapsible corporation pursuant to section 341(f) or section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the business, properties, prospects or financial condition of the Company. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Financial Statements, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

           2.22 Section 83(b) Elections. To the Company's knowledge, all individuals who have purchased shares of the Company's Common Stock under agreements that provide for the vesting of such shares have timely filed elections under section 83(b) of the Internal Revenue Code and any analogous provisions of applicable state tax laws.

           2.23 Minute Books. The minute book of the Company contains true and complete minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and accurately reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes in all material respects.

           2.24 Disclosure. The Company has provided each Investor with all the information reasonably available to it without undue expense that such Investor has requested for deciding whether to purchase the Shares and all information that the Company believes is reasonably necessary to enable such Investor to make such decision. To the best of the Company's knowledge, neither this Agreement nor any other written statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

           2.25 Offering. Subject in part to the truth and accuracy of each Investor's representations set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          2.26 Business Plan. The Business Plan for the Company previously delivered to each Investor or Investor representative was prepared in good faith by the Company and does not, to the best of the Company's knowledge after reasonable investigation, contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements therein not misleading, except that with respect to assumptions, projections and expressions of opinion or predictions contained in the Business Plan, the Company represents only that such assumptions, projections and expressions of opinion and predictions were made in good faith and that the Company believes there is a reasonable basis therefor.

           2.27 Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

           2.28 Corporate Documents. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investors), the Restated Articles and Bylaws of the Company are in the form previously provided to special counsel for the Investors.

           2.29 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

           2.30 Real Property Holding Company. The Company is not currently, and has not been during the prior five years, a United States real property holding corporation within the meaning of Section 897 of the Code and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

          2.31 Brokers. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

          2.32 Significant Customers and Suppliers. No customer or supplier that was significant to the Company during the period covered by the financial statements referred to in Section 2.14 or that has been significant to the Company thereafter, has materially reduced, terminated or advised the Company that it intended to terminate its purchases from or provision of products of services to the Company, as the case may be.

                                   SECTION 3
                                   ---------

                Representations and Warranties of the Investors
                -----------------------------------------------

           Each Investor hereby represents and warrants, severally and not jointly, to the Company that:

           3.1 Authorization. Each Investor has full power and authority to enter into this Agreement, and that this Agreement constitutes a valid and legally binding obligation of such Investor.

           3.2 Purchase Entirely for Own Account. This Agreement is made with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Shares to be purchased by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent (except that an Investor that is an investment fund may sign this Agreement as a nominee for affiliated funds), and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agree ment, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities except, as indicated above, investment funds acting as nominees for affiliated funds.

           3.3 Reliance Upon Investors' Representations. Each Investor understands that the Series B Preferred Stock is not, and any Common Stock acquired on conversion thereof at the time of issuance may not be, registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to section 4(2) thereof, and that the Company's reliance on such exemption is based on the Investors' representations set forth herein .

           3.4 Receipt of Information. Each Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series B Preferred Stock. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

           3.5 Investment Experience. Each Investor is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares. If other than an individual, each Investor also represents it has not been organized for the purpose of acquiring the Shares.

           3.6 Accredited Investor. Each Investor is an "Accredited Investor" as defined in Rule 501(a) of Regulation D under the Securities Act.

           3.7 Restricted Securities. Each Investor understands that the Shares (and any Common Stock issued on conversion thereof) may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares (or the Common Stock issued on conversion thereof) or an available exemption from registration under the Securities Act, the Shares (and any Common Stock issued on conversion thereof) must be held indefinitely. In particular, each Investor is aware that the Shares (and any Common Stock issued on conversion thereof) may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the condi tions for use of Rule 144 is the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available.

           3.8 Legends. To the extent applicable, each certificate or other document evidencing any of the Shares or any Common Stock issued upon conversion thereof shall be endorsed with the legends set forth below, and each Investor covenants that, except to the extent such restrictions are waived by the Company, such Investor shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the following legend under the Securities Act endorsed on such certificate:"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED."

                                   SECTION 4
                                   ---------

                Conditions of Investors' Obligations at Closing
                -----------------------------------------------

           The obligations of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

           4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

           4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

           4.3 Compliance Certificate. The President of the Company shall deliver to each Investor at the Closing a certificate certifying that the conditions specified in Sections 4.1, 4.2, 4.4 and 4.5 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since execution of this Agreement.

           4.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

           4.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors' special counsel, which shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

           4.6 Board of Directors. The Company's Bylaws shall provide for a Board of Directors of seven (7) members. As of the Closing, the Board shall be comprised of David Hayden, Wayne Correia, Kevin Harvey, George Zachary, Lisa Gansky, David Thatcher and Christos Cotsakos.

           4.7 Investors' Rights Agreement. The Company and each Investor shall have entered into the Investors' Rights Agreement in the form attached hereto as Exhibit C.

           4.8 Co-Sale Agreement. The Company, the Investors and each of David Hayden, Wayne Correia and Marcy Swenson shall have entered into the Co-Sale Agreement in the form attached as Exhibit D.

           4.9 Voting Agreement. The Company, the Investors and the holders of Common Stock of the Company named therein shall have entered into the Voting Agreement in the form attached as Exhibit E.

           4.10 Opinion of Company Counsel. Each Investor shall have received from Pillsbury Madison & Sutro LLP, counsel for the Company, an opinion, dated the date as of the Closing, in substantially the form attached as Exhibit F.

           4.11 Restated Articles. The Restated Articles shall have been filed with the Secretary of State of California and shall continue to be in full force and effect as of the Closing Date.

           4.12 Confidentiality and Assignment of Inventions Agreements. Each employee of and consultant to the Company shall have entered into a Confidentiality and Assignment of Inventions Agreement in the form previously provided to counsel for the Investors.

           4.13 Letter of Intent with E*TRADE Group, Inc. The Company and E*TRADE Group, Inc. shall have entered into the Letter of Intent relating to a product development effort attached hereto as Exhibit G.

                                   SECTION 5
                                   ---------

               Conditions of the Company's Obligations at Closing
               --------------------------------------------------

           The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

           5.1 Representations and Warranties. The representations and warranties of each Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

           5.2 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series B Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

           5.3 Restated Articles. The Restated Articles shall have been filed with the Secretary of State of California and shall continue to be in full force and effect as of the Closing Date.

                                   SECTION 6
                                   ---------

                                 Miscellaneous
                                 -------------

           6.1 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

           6.2 Survival of Warranties. The warranties, representations and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

           6.3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any shares of Series B Preferred Stock sold hereunder or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

           6.4 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

           6.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           6.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

           6.7 Notices. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement shall be in writing and shall be effective and deemed given to such party under this Agreement on the earliest of the following: (a) the date of personal delivery; (b) two (2) business days after transmission by facsimile, addressed to the other party at its facsimile number, with confirmation of transmission; (c) four (4) business days after deposit with a return receipt express courier for United States deliveries; or
(d) three (3) business days after deposit in the United States mail by registered or certified mail (return receipt requested) for United States deliveries. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address on file with the Company or, in the case of the Company, at 320 First Street, San Francisco, California 94105, facsimile (415) 808-8777, or at such other address as such other party may designate by ten (10) days advance written notice to the other parties hereto. Notices to the Company will be marked "Attention: President."

           6.8 Finders' Fees. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

           6.9 Expenses. The Company and each Investor shall pay their respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement; provided, however, that if the Closing is effected, the Company shall promptly pay the reasonable fees and expenses of Brobeck Phleger & Harrison LLP, special counsel for certain Investors, not to exceed $15,000.

           6.10 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Other Agreements or the Restated Articles, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

          6.11 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock that is issued or issuable upon conversion of the Shares. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities and the Company.

           6.12 Severability. If one or more provisions of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

           6.13 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

           6.14 Effect of Amendment or Waiver. Each Investor acknowledges that by the operation of Section 6.11 hereof the holders of more than a majority of the Common Stock that is issued or issuable upon conversion of the Series B Preferred Stock will have the right and power to diminish or eliminate all rights of such Investor under this Agreement.

           6.15 Rights of Investors. Each holder of Series B Preferred Stock (and Common Stock issued upon conversion thereof) shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement or any Series B Preferred Stock, including without limitation the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such holder shall not incur any liability to any other holder or holders of Series B Preferred Stock (or Common Stock issued upon exercise thereof) with respect to exercising or refraining from exercising any such right or rights.

           6.16 Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents or employees of any Investor shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Series B Preferred Stock (and Common Stock issued upon conversion thereof).

           6.17 Aggregation of Stock. All shares of Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

           6.18 Amendment of Amended and Restated Articles. Upon the request of E*TRADE Group, Inc., the Company will use best efforts to cause an amendment of the Amended and Restated Articles of Incorporation to change: (i) the minimum share threshold in Section 5(b)(i)(B) of Article IV from 1,500,000 to 1,000,000,
(ii) the minimum share threshold in Section 7(a) of Article IV from 6,500,000 to 6,000,000 and (iii) the minimum share threshold in Section 7(b) of Article IV from 1,500,000 to 1,000,000.

           IN WITNESS WHEREOF, the parties have executed this Series B Preferred Stock Purchase Agreement as of the date first above written.

                                       COMPANY:
                                       CRITICAL PATH, INC.



                                       By
                                         ---------------------------------------
                                                      David Hayden
                                          President and Chief Executive Officer

                              INVESTORS:

                              E*TRADE Group, Inc.



                              By
                                -----------------------------------------
                              Title
                                   --------------------------------------


                              BENCHMARK CAPITAL PARTNERS II, L.P.
                              as nominee for
                              Benchmark Capital Partners II, L.P.,
                              Benchmark Founders Fund II, L.P.,
                              Benchmark Founders Fund II-A, L.P. and
                              Benchmark Members' Fund II, L.P.

                              By:   Benchmark Capital Management Co. II,
                                    L.L.C., general partner



                              By
                                ----------------------------------------
                                        Managing Member



                              MOHR, DAVIDOW VENTURES V, L.P.

                              By:  Fifth MDV Partners, L.L.C.


                              By
                                 ---------------------------------------
                                        Managing Member



                     Signature Page to Critical Path, Inc.
                  Series B Preferred Stock Purchase Agreement

                              US WEST DATA INVESTMENTS, INC.


                              By
                                ----------------------------------------
                              Title
                                   -------------------------------------


                     Signature Page to Critical Path, Inc.
          Series B Preferred Stock Purchase Agreement - Second Closing

                                   SCHEDULE A
                                   ----------

                               LIST OF INVESTORS
                               -----------------

                                      Number of              Total
                                      Series B             Purchase
Investor                               Shares                Price
- -----------------------------         ---------            --------


                                   EXHIBIT A
                                   ---------

                AMENDED AND RESTATED ARTICLES OF INCORPORATION
                ----------------------------------------------

                                   EXHIBIT B
                                   ---------

                            SCHEDULE OF EXCEPTIONS
                            ----------------------

                                 Schedule 2.5
                                 ------------

                           Common Stock Shareholders
                           -------------------------


Name                                       Number of Shares
- ----                                       ----------------
David Hayden                                  5,000,000
Peter Flaxman                                   263,158
Kim Alger                                       500,000
Wayne Correia                                 5,500,000
Marcy Swenson                                 2,500,000
                                             ----------
    TOTAL                                    13,763,158

                                     2.5-1

                                   EXHIBIT C
                                   ---------

               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
               ------------------------------------------------

                                   EXHIBIT D
                                   ---------

                    AMENDED AND RESTATED CO-SALE AGREEMENT
                    --------------------------------------

                                   EXHIBIT E
                                   ---------

                     AMENDED AND RESTATED VOTING AGREEMENT
                     -------------------------------------

                                   EXHIBIT F
                                   ---------

                   OPINION OF PILLSBURY MADISON & SUTRO LLP
                   ----------------------------------------

                                   EXHIBIT G
                                   ---------

                                LETTER OF INTENT
                                ----------------

                                      G-1